Exhibit 10.11

AdvisorShares Investments, LLC

Purchase and Contribution Agreement

THIS PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”) is made as of October 31, 2008, between AdvisorShares Investments, LLC, a Delaware limited liability company (the “Company”), and Fund.com Inc., a Delaware corporation (“Fund.com”), and joined by Wilson Lane Group, LLC, a Delaware limited liability company (“Founder LLC”) and Noah Hamman (the “Founder”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

Section 1.  Purchase and Sale of Units.

1.1 Sale and Issuance of Units.

(a) On or prior to the Closing (as defined below), the Company shall have authorized the sale and issuance to Fund.com of Units of the Company (the “Units”).  The Units shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Limited Liability Company Agreement of the Company, in the form attached as Exhibit A (the “LLC Agreement”).

(b) Subject to the terms and conditions of this Agreement, Fund.com agrees to purchase at the Closing, and the Company agrees to sell and issue to Fund.com at the Closing, 6,000,000 Units (the “Purchased Units”) (representing 60% of the outstanding Units of the Company) for the purchase price of $0.0458333 per Unit (the total aggregate amount, the “Purchase Price”).

1.2 Closing.  (a) The purchase and sale of the Units to be purchased by Fund.com pursuant to Section 1.1(b) hereof shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York, at 10:00 A.M., on October 31, 2008, or at such other time and place as the Company and Fund.com mutually agree upon orally or in writing (which time and place are designated as the “Closing”).

(b) At the Closing, the Company shall deliver to Fund.com an executed copy of the LLC Agreement indicating Fund.com’s ownership of the Purchased Units against payment of $275,000 (the “Initial Payment”) by check or wire transfer or any combination thereof.  At the Closing, the Company shall become a party to (i) this Agreement, (ii) the LLC Agreement and (iii) that certain Employment Agreement, dated the date hereof, between the Company and the Founder, the form of which is attached hereto as Exhibit B (the “Employment Agreement” and, collectively with the LLC Agreement,  the “Ancillary Agreements”).

(c) Upon the Closing and receipt by Fund.com of the Purchased Units, Fund.com shall pledge, and grant a security interest in, the Purchased Units to the Company to secure Fund.com’s capital contribution obligations under subsections (d) – (g) of this Section 1.2 (the “Contribution Obligations”).  Upon a default of Fund.com’s Contribution Obligations, the Company shall exercise its rights in its security interest in the Purchased Units, as provided in Section 5.07 of the LLC Agreement.

(d) Upon the issuance by the Securities and Exchange Commission (the “SEC”) of its notice (the “SEC Exemptive Order”) regarding the approval of the application of the Company and AdvisorShares Trust for exemptive relief (“Milestone A”), within 30 days following written notice by the Company to Fund.com of the achievement of Milestone A, Fund.com shall effect payment to the Company of $1,000,000 by check or wire transfer or any combination thereof.

(e) Upon the Company’s total assets under management reaching US$150,000,000 (“Milestone B”), within 30 days following delivery by the Company to Fund.com of a statement from the Company’s independent auditor verifying the achievement of Milestone B, Fund.com shall effect payment to the Company of $725,000 by check or wire transfer or any combination thereof.

(f) Upon the Company’s total assets under management reaching US$250,000,000 (“Milestone C”), within 30 days following delivery by the Company to Fund.com of a statement from the Company’s independent auditor verifying the achievement of Milestone C, Fund.com shall effect payment to the Company of $1,000,000 by check or wire transfer or any combination thereof.

(g) Upon the Company’s total assets under management reaching US$450,000,000 (“Milestone D” and, collectively with Milestone A, Milestone B and Milestone C, the “Milestones”), within 30 days following delivery by the Company to Fund.com of a statement from the Company’s independent auditor verifying the achievement of Milestone D, Fund.com shall effect payment to the Company of $1,000,000 by check or wire transfer or any combination thereof.

(h) Notwithstanding Sections 1.2(c)-(f) hereof, upon the earlier to occur of (i) any merger, consolidation or reorganization of the Company with or into any other entity, or disposition of all or substantially all of the Company’s Units or assets, in a transaction that results in a change of control of the Company, (ii) (unless the Milestones have been achieved) the third anniversary of the launch date of the first product issued under the SEC Exemptive Order and (iii) a forfeiture of Units held by Fund.com pursuant to Section 5.07(a) of the LLC Agreement, Fund.com shall be released from any of the Contribution Obligations, and shall not be in default, under subsections (d) - (g) of this Section 1.2, and Fund.com shall not be required to contribute any additional capital to the Company under this Agreement.

(i) Notwithstanding any other provision of this Agreement and the LLC Agreement, (i) the parties agree to treat the Contribution Obligations as property contributed to the Company by Fund.com with a fair market value of $3,750,0000, and the capital account of Fund.com shall be credited with such amount and the amount of the Initial Payment (total of $4,000,000) upon Fund.com being admitted as a member of the Company, and (ii) any actual payments pursuant to any of the Contribution Obligations shall not be treated as additional capital contributions under the LLC Agreement.

(j) Notwithstanding any provision of the LLC Agreement, any payments pursuant to any of the Contribution Obligations shall not trigger or be subject to the provisions of Section 4.04(e) of the LLC Agreement.

Section 2.  Representations and Warranties of the Company.  The Company hereby represents and warrants to Fund.com that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated.  The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1  Organization, Good Standing and Qualification.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business (as such business is currently conducted and as it is currently proposed to be conducted), assets, liabilities, prospects, financial condition or results of operations of the Company (a “Material Adverse Effect”).

2.2  Capitalization and Voting Rights.

(a) Founder LLC is the sole member of the Company and owns all of the issued and outstanding limited liability company interests of the Company.

(b) The outstanding limited liability company interests of the Company are all duly and validly authorized and issued, fully paid and nonassessable, except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”) and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(c) There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any of its Units.  Notwithstanding the foregoing, the Company intends to reserve Units equal to ten percent (10%) of the authorized capital of the Company for purchase upon exercise of options or warrants to be granted in the future under incentive compensation plans.

2.3  Subsidiaries.  The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity.  The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4  Authorization.  All limited liability company action on the part of the Company, its officers, managers and members necessary for the authorization, execution and delivery of this Agreement and the Ancillary Agreements, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the  Units being sold hereunder  has been taken or will be taken prior to the Closing, and each of this Agreement and the Ancillary Agreements constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5  Valid Issuance of Units.  The Units that are being purchased by Fund.com hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable (except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act), and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the LLC Agreement, the Unit Restriction Agreement, and under applicable state and federal securities laws.

2.6  Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for customary “blue sky” and Regulation D filings under state and federal securities laws.

2.7  Offering.  Subject in part to the truth and accuracy of Fund.com’s representations set forth in Section 4 hereof, the offer, sale and issuance of the Units as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.8  Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or any Ancillary Agreements, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect, or any change in the current equity ownership of the Company.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.9  Compliance with Other Instruments.  The Company is not in violation or default of any provision of its Certificate of Formation or Limited Liability Company Agreement, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company.

The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or material contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.10  Agreements; Actions.

(a) Except for the Ancillary Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b) The Company has not (i) authorized or made any distribution upon or with respect to any Units, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate, (iii) made any loans or advances to any Person, other than for ordinary expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

(d) For the purposes of subsections (b) and (c) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

2.11  Title to Properties and Assets, Liens, etc.  The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.12  Intellectual Property Rights.  To the knowledge of the Company,  the operation by the Company of its business as now conducted and as proposed to be conducted does not infringe the patents, copyrights, trademarks, service marks, patent and trademark applications, trade names, licenses, information, trade secrets and other proprietary rights, data, processes and know-how (collectively, “Proprietary Rights”) of others, and the Company owns, has the right to use or can acquire in the ordinary course of business, all Proprietary Rights necessary to conduct it business as now conducted and proposed to be conducted.  Except for software and other similar items used in the ordinary course of its business, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Proprietary Rights of any other person or entity.  Except for (1) off-the-shelf software and other similar items used in the ordinary course of its business and (2) advertising spending with various medium, including internet search engines, the Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale or distribution of any Company services or products or the license or use of any of its Proprietary Rights.  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his or her ability to promote the interests of the Company or that would conflict with the business of the Company as currently proposed to be conducted.  Neither the execution nor delivery of this Agreement or the other Transaction Documents, nor the carrying on of the business of the Company by the employees of the Company, nor the conduct of the business of the Company as proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  The Company is not aware of any infringement or violation by a third party of any of the Company’s Proprietary Rights.

2.13  Certain Transactions.  The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business.  None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or (iii) financial interest in any contract with the Company.

2.14  Registration Rights.  The Company is not under any contractual obligation to register under the Securities Act of 1933, as amended (the “Act”), any of its presently outstanding securities or any of its securities which may hereafter be issued.

2.15  Limited Operations.  Prior to the Closing, the Company’s activities have been limited to (1) organizational matters, including the execution, delivery and performance of this Agreement and the Ancillary Agreements and (2) developmental activities with respect to the business.

2.16  Tax Returns and Payments.  There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid.  There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.17  SEC Exemptive Order.  The Company has no reason to believe that the SEC will not issue the SEC Exemptive Order to the Company by December 31, 2008.

2.18   Budget.  Until the issuance by the SEC of the SEC Exemptive Order, the current budget of the Company is attached hereto as Exhibit D.

2.19  Organizational Documents.  The LLC Agreement is in the form made available to Fund.com.  The books of the Company made available to Fund.com contain a complete summary of all meetings of the members of the Company since the time of formation and reflect all transactions referred to in such minutes accurately in all material respects.  To the Closing Date, the Company has operated as a single member limited liability company.

2.20  Financial Statements.  The Company has delivered to Fund.com its unaudited management accounts for the fiscal year ended December 31, 2007 and its unaudited management accounts (including balance sheet and income statement) as of and for the eight-month period ended August 31, 2008 (collectively, the “Financial Statements”) as set forth on Section 2.20 of the Disclosure Schedule.  The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.  Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to August 31, 2008 (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

2.21  Disclosure.  The Company has provided Fund.com with all the information that Fund.com has reasonably requested (including all correspondence between the Company and the SEC in connection with the SEC Exemptive Order) for deciding whether to purchase the Units and all information that the Company believes is reasonably necessary to enable Fund.com to make such decision.  Neither this Agreement (including all the exhibits hereto), the Ancillary Agreements, nor any other statements or certificates made or delivered in connection herewith (collectively, the “Company Information”) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

Section 3.  Representations and Warranties of the Founder and Founder LLC.  The Founder and Founder LLC hereby represent and warrant that:

3.1  Transfer of Assets.  As of the Closing, the Founder has assigned, licensed, pledged or otherwise transferred to the Company all right, title and interest in any contracts, properties and assets that are necessary for the operation and conduct of the business of the Company as proposed to be conducted.

3.2  Conflicting Agreements.  The Founder is not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his ability to perform his obligations under any employment or consulting agreement with the Company or any Ancillary Agreement to which he is a party.  Neither the execution nor delivery of this Agreement or the Ancillary Agreements, nor the carrying on of the business of the Company by the Founder and Founder LLC, nor the conduct of the business of the Company as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which the Founder or Founder LLC is now obligated.

3.3  Litigation.  There is no action, suit or proceeding, or governmental inquiry or investigation, pending or, to the Founder’s knowledge, threatened against the Founder or Founder LLC, and, to the knowledge of the Founder and Founder LLC, there is no basis for any such action, suit, proceeding or governmental inquiry or investigation that would result in a Material Adverse Effect.

3.4 Agreements.  Except as contemplated by or disclosed in the Ancillary Agreements, neither the Founder nor Founder LLC is a party to or has knowledge of any agreements, written or oral, relating to the acquisition, disposition, registration under the Act or voting of the securities of the Company.

3.5  Representations and Warranties of the Company.  To the knowledge of the Founder and Founder LLC, all of the representations and warranties of the Company set forth in Section 2 are true and complete in all material respects.

3.6  Prior Legal Matters.  During the previous five (5) years, neither the Founder nor Founder LLC has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or it from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended or vacated.

Section 4.  Representations and Warranties of Fund.com.  Fund.com hereby represents and warrants that:

4.1  Organization, Good Standing and Qualification.  Fund.com is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  Fund.com is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business (as such business is currently conducted and as it is currently proposed to be conducted), assets, liabilities, prospects, financial condition or results of operations of Fund.com.

4.2  Authorization.  All corporate action on the part of Fund.com necessary for the authorization, execution and delivery of this Agreement and the LLC Agreement and the performance by Fund.com of all obligations of Fund.com hereunder and thereunder, has been taken or will be taken prior to the Closing, and each of this Agreement and the LLC Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3  Purchase Entirely for Own Account.  This Agreement is made with Fund.com in reliance upon Fund.com’s representation to the Company, which by Fund.com’s execution of this Agreement Fund.com hereby confirms, that the Units to be received by Fund.com will be acquired for investment for Fund.com’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Fund.com has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, Fund.com further represents that Fund.com does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Units.

4.4  Disclosure of Information.  Fund.com believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Units.  Fund.com further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Units and the business, properties, prospects and financial condition of the Company.

4.5  Investment Experience.  Fund.com is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of his investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units.

4.6  Accredited Investor.  Fund.com is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

4.7  Restricted Securities.  Fund.com understands that the Units it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.  In this connection, Fund.com represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.8  Filings with SEC.  Each registration, report, statement, notice or other filing required to be filed by Fund.com (but not by or on behalf of any predecessor company of Fund.com) with the SEC under the Act or The Securities Exchange Act of 1934, as amended, has been filed, and complies with applicable law in all material respects.  None of such registrations, reports, statements, notices or other filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9  Litigation.  There is no action, suit, proceeding or investigation pending or, to Fund.com’s knowledge, currently threatened against Fund.com that questions the validity of this Agreement or the LLC Agreement, or the right of Fund.com to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse effect on Fund.com, or any change in the current equity ownership of Fund.com.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or involving the prior employment of any of Fund.com’s employees, their use in connection with Fund.com’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  Fund.com is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by Fund.com currently pending or that Fund.com intends to initiate.

4.10  Compliance with Other Instruments.  Fund.com is not in violation or default of any provision of its constitutive documents, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to Fund.com.  The execution, delivery and performance of this Agreement and the LLC Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or material contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of Fund.com or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to Fund.com, its business or operations or any of its assets or properties.

Section 5.  Conditions of Fund.com’s Obligations at Closing.  The obligations of Fund.com under Section 1.2 of this Agreement is subject to the fulfillment, or waiver by Fund.com, on or before the Closing of each of the following conditions:

5.1  Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2  Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3  Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.4  LLC Agreement.  The Company and Fund.com shall have entered into the LLC Agreement in the form attached as Exhibit A.

5.5  Employment Agreement.  The Company and the Founder shall each have entered into the Employment Agreement in the form attached hereto as Exhibit B.

Section 6.  Conditions of the Company’s Obligations at Closing.  The obligations of the Company to Fund.com under this Agreement are subject to the fulfillment, or the waiver by the Company, on or before each Closing of each of the following conditions:

6.1  Representations and Warranties.  The representations and warranties of Fund.com contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2  Payment of Purchase Price.  Fund.com shall have delivered the Initial Payment for the Units to be purchased at such Closing.

6.3  Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be duly obtained and effective as of the Closing.

Section 7.   Miscellaneous.

7.1  Survival of Representations and Warranties.  The representations and warranties of the Company, the Founder, Founder LLC and Fund.com contained in Sections 2, 3 and 4 of this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of three (3) years, except for the fundamental representations and warranties set forth in Sections 2.2, 2.4, 2.5, 2.11, 3.1, 3.6 and 4.2 which shall survive without limitation, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Fund.com or the Company.

7.2  Survival of Indemnity Provisions.  Notwithstanding anything herein to the contrary, Section 8 of this Agreement shall survive termination of this Agreement without limitation.

7.3  Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Units).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4  Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to the choice of law provisions thereof.  The parties agree that any and all claims arising under this Agreement or relating thereto shall be heard and determined either in the United States District Court for the Southern District of New York or in the courts of the State of New York located in the City and County of New York, and the parties agree to submit themselves to the personal jurisdiction of those courts and not to raise any objection to venue being had in those courts.

7.5  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6  Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7  Notices.  Any notice required or permitted by any provision of this Agreement shall be given in writing and shall be delivered personally or by courier, or by registered or certified mail, postage prepaid, addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.  Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail.  Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent.

7.8  Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction; provided, however, that the Founder and Founder LLC shall be liable for compensation due to Martin Asset Management, LLC in connection with the transactions contemplated by this Agreement.  Fund.com agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which Fund.com or any of its representatives is responsible.

The Company agrees to indemnify and hold harmless Fund.com from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.9  Expenses.  Irrespective of whether the Closing is effected, each of the Company and Fund.com shall bear its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.  If the Closing is effected, the Company shall pay the reasonable fees of counsel for the Company (and not Fund.com) from the proceeds of the transaction.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any Ancillary Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.10  Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Fund.com.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

7.11  Publicity.  Neither the Company nor Fund.com may issue any public announcement relating to this Agreement or the transactions contemplated hereby without the prior written approval of the other party, except as required by law, based on advice of counsel, in which case the parties will in good faith attempt to agree on any public announcements or publicity statements.  Fund.com shall have an opportunity to review and modify any provisions of any government filing which provision mentions it, and the Company agrees to confer with Fund.com in advance of any material public disclosure that mentions Fund.com, provided Fund.com will not unreasonably withhold or delay consent to such disclosure.

7.12  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.13  Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

Section 8.  Indemnification.

8.1  Indemnification of the Company and Fund.com.  The Founder and Founder LLC, severally and jointly, agree to defend, indemnify and hold harmless each of the Company and Fund.com and any of their affiliates (each, an “Indemnified Party”), against and in respect of any and all actions, suits, proceedings, losses, damages, claims, liabilities, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees (“Damages”), whether or not incurred by an Indemnified Party, in connection with the matters set forth on Section 8.1 of the Disclosure Schedule.

8.2  Notice and Opportunity to Defend.  If there occurs an event which an Indemnified Party asserts is an indemnifiable event pursuant to Section 8.1, it shall notify the Founder and Founder LLC (each, an “Indemnifying Party”) promptly, but no later than ninety (90) days, after such indemnifiable event by providing written notice of any claim, event or matter as to which indemnity may be sought (a “Claim Notice”).  Each Claim Notice shall contain a reasonable estimate of the Damages (each such estimate, a “Damage Estimate”) against which such Indemnified Party seeks indemnification, to the extent such an estimate can be made.  The failure of the Indemnified Party to give notice as provided in this Section 8.2 shall not relieve any Indemnifying Party of its obligations under this Section 8, except to the extent that such failure materially prejudices the rights of any such Indemnifying Party.  The Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all Liability in respect of such claim or litigation.  The Indemnified Party shall not settle or compromise any such claim without prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.  The Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

8.3 Resolution of Claims.  In the event that any Indemnifying Party objects to the amount of any Damages claimed in any Claim Notice or disputes the Indemnifying Party’s liability therefor, the Indemnifying Party shall, prior to thirty (30) calendar days following the Indemnifying Party’s receipt of such Claim Notice (the “Response Date”), deliver to the Indemnified Party a written notice (a “Response Notice”) specifying in reasonable detail each amount set forth in such Claim Notice to which the Indemnifying Party objects and the nature and basis for each such objection.  If the Indemnified Party shall not have received a Response Notice prior to the Response Date, the Indemnified Party and the Indemnifying Party shall be deemed to have agreed to the Claim Notice and to have acknowledged the correctness of the amounts claimed therein and the Indemnifying Party’s liability therefor.  If the Indemnified Party shall have received a Response Notice prior to the Response Date, the Indemnifying Party and the Indemnified Party shall negotiate in good faith concerning the related Claim Notice and the amounts claimed and other matters set forth therein until such Claim Notice, amounts and matters shall have been finally determined.  A Claim Notice, any amounts claimed therein and any other matters set forth therein shall be deemed to be “finally determined” for purposes of this Agreement when such Claim Notice, amounts and matters have been resolved (i) by a written agreement of the Indemnifying Party and the Indemnified Party, or (ii) by order of a court having jurisdiction.

8.4  Sole Recourse.  The sole recourse of any Indemnified Party for indemnification under this Agreement shall be to (i) the interests in the Company held by Founder LLC, (ii) the interests in Founder LLC held by the Founder and (iii) the interests set forth on Section 8.4 of the Disclosure Schedule held by the Founder.

8.5  Limitations on Disposition of Interests.  Until the matters set forth on Section 8.1 of the Disclosure Schedule have been released and extinguished pursuant to a written binding release between the parties thereto of all such matters, (a)  Founder LLC shall not sell, transfer, assign or otherwise dispose (“Dispose”) any of its interests in the Company, except for payment of solicitation agent services (b) Founder shall not Dispose of any of his interests in Founder LLC, except for estate planning purposes, (c) Founder LLC shall not issue any additional interests, and (d) Founder shall not Dispose of any of the interests set forth on Section 8.4 of the Disclosure Schedule held by him; except with respect to clauses (c) and (d) of this Section 8.5, issuances or Dispositions, respectively, to the Founder’s spouse, child (natural or adopted), or any other direct lineal descendant or sibling thereof  (or his spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company (or similar vehicle) for the benefit of, or the ownership interests of which are owned wholly by, the Founder or any such family members; provided, that the Founder shall deliver prior written notice to the Company of such transfer and such interest shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as the Founder (but only with respect to the securities so transferred to the transferee); and provided, further, that in the case of any such Disposition, such Disposition is made pursuant to a transaction in which there is no consideration actually paid for such Disposition.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AdvisorShares Investments, LLC

By:         /ss/ Noah Hamman
Name:    Noah Hamman
Title:

Fund.com Inc.

By:        /ss/ Gregory Webster
Name:  Gregory Webster
Title:    Chief Executive Officer

Wilson Lane Group, LLC

By:        /ss/ Noah Hamman
Name:  Noah Hamman
Title:    Managing Member

      /ss/ Noah Hamman
Noah Hamman

Exhibit A

Amended and Restated Limited Liability Company Agreement
of
AdvisorShares Investments, LLC

Filed as Exhibit 10.2 to Form 8-K, filed on November 6, 2008 and incorporated herein by reference.

Exhibit B

Employment Agreement

Filed as Exhibit 10.3 to Form 8-K, filed on November 6, 2008 and incorporated herein by reference.

Exhibit C

Disclosure Schedule

Section 2 Representations and Warranties of the Company

2.2 (b)

The Company has executed an amended Solicitation Agent Agreement with SDS Ventures (previously executed with Martin Asset Management). The Agreements have been delivered to Fund.com for Review.

2.8

See Disclosure for Section 3.3

2.10 (a)

The Company has engaged the counsel of Morgan Lewis & Bockius LLP (“Morgan Lewis”). The Company currently has outstanding obligations to Morgan Lewis in excess of $25,000 ($149,439.62 as of August 31, 2008). The Morgan Lewis engagement letter has been delivered to Fund.com for review.

2.10 (b)

The Company currently has an obligation to pay SDS Venture Units which would exceed the value of $25,000.

2.13

The Company currently maintains a business banking and credit card account with Citibank. The Founder also has personal banking and a credit card with Citibank. The Company intends to initiate membership with the Investment Company Institute (“ICI”). The Founder’s spouse serves as counsel to an independent subsidiary of the ICI called the Independent Directors Council (“IDC”). The Founder holds a thirty percent member interest in Arrow Investment Advisors, LLC. Arrow is an SEC-registered investment advisor to SEC-registered investment companies. Arrow has also filed for index-based ETF exemptive relief.

2.17

While we believe we can obtain the Exemptive Order by date listed, we have no guarantees or commitments from the SEC, nor do we have influence over amount of time it will take the SEC to provide the Exemptive Order.

2.18

The budget and all prior expenses and capital contributions are also available for review through a secure website. Access to this information and the website has been made available to Fund.com

Section 3 Representation and Warranties of the Founder and Founder LLC

3.3

The Founder is currently engaged in the dispute resolution process as outlines in the Operating Agreement for Arrow Investment Advisors, LLC. Arrow claims a breach of fiduciary duty, and also asserts that the Company is a subsidiary of Arrow. The Founder has rejected these claims and believes he has both the legal and factual basis to support his position and satisfactorily address and counter all such allegations. The Founder intends to pursue such legal action as may be required to defend against any claims detrimental to the Founder and has engaged counsel for this purpose. The Company and the Founder are currently considering whether to commence legal action asserting their respective rights in connection with the foregoing and related matters. The Founder has offered to make available to Fund.com such information as it may require in connection with the matters described in this paragraph, consistent with the Founder’s confidentiality obligations to third parties and any requirement to preserve attorney-client privilege.

Exhibit D

Current Budget

AdvisorShares Budget Overview: 5 Month Budget-Pre SEC Notice - FY08 P&L January - December 2008

	Jan 2008	Feb 2008	Mar 2008	Apr 2008	May 2008	Jun 2008	Jul 2008	Aug 2008	Sep 2008	Oct 2008	Nov 2008	Dec 2008	Total
Income
Total Income													$0.00
Expenses
Advertising													$0.00
Printing-Business	0.00	0.00	0.00	0.00	0.00	0.00	0.00	500.00	500.00	500.00	500.00	500.00	$2,500.00
Web Development	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,000.00	1,000.00	1,000.00	0.00	0.00	$3,000.00
Total Advertising	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,500.00	1,500.00	1,500.00	500.00	500.00	$5,500.00
Bank Charges	0.00	0.00	0.00	0.00	0.00	0.00	0.00	50.00	50.00	50.00	50.00	50.00	$250.00
Computer/Phone	0.00	0.00	0.00	0.00	0.00	0.00	0.00	3,000.00	3,000.00	0.00	0.00	0.00	$6,000.00
Insurance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	500.00	500.00	500.00	500.00	500.00	$2,500.00
IT													$0.00
Data Storage	0.00	0.00	0.00	0.00	0.00	0.00	0.00	20.00	20.00	20.00	20.00	20.00	$100.00
Email	0.00	0.00	0.00	0.00	0.00	0.00	0.00	100.00	100.00	100.00	100.00	100.00	$500.00
Email Storage and Retention	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	150.00	150.00	$300.00
Total IT	0.00	0.00	0.00	0.00	0.00	0.00	0.00	120.00	120.00	120.00	270.00	270.00	$900.00
Legal & Professional Fees													$0.00
CPA Fees	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,500.00	1,500.00	1,500.00	$4,500.00
Legal Fees - MLB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	40,000.00	10,000.00	10,000.00	10,000.00	10,000.00	$80,000.00
Total Legal & Professional Fees	0.00	0.00	0.00	0.00	0.00	0.00	0.00	40,000.00	10,000.00	11,500.00	11,500.00	11,500.00	$84,500.00
Meals and Entertainment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,000.00	1,000.00	1,000.00	1,000.00	1,000.00	$5,000.00
Other General and Admin Expenses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	250.00	250.00	250.00	$1,250.00
Payroll Expenses													$0.00
Payroll-Corp	0.00	0.00	0.00	0.00	0.00	0.00	0.00	26,000.00	26,000.00	26,000.00	26,000.00	26,000.00	$130,000.00
Total Payroll Expenses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	26,000.00	26,000.00	26,000.00	26,000.00	26,000.00	$130,000.00
Postage and Shipping	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	250.00	250.00	250.00	$1,250.00
Printing - Business	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	0.00	0.00	0.00	$500.00
Rent or Lease	0.00	0.00	0.00	0.00	0.00	0.00	0.00	2,500.00	2,500.00	2,500.00	2,500.00	2,500.00	$12,500.00
Software	0.00	0.00	0.00	0.00	0.00	0.00	0.00	600.00	600.00	150.00	150.00	150.00	$1,650.00
Stationery & Printing	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	0.00	0.00	0.00	$500.00
Telephone (Web)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	50.00	50.00	50.00	50.00	50.00	$250.00
Telephone-Cell	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	350.00	350.00	350.00	$1,550.00
Travel													$0.00
Air Fare	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,200.00	1,200.00	1,200.00	1,200.00	1,200.00	$6,000.00
Hotel	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,800.00	1,800.00	1,800.00	1,800.00	1,800.00	$9,000.00
Parking	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	250.00	250.00	250.00	$1,250.00
Reservation Fees	0.00	0.00	0.00	0.00	0.00	0.00	0.00	50.00	50.00	50.00	50.00	50.00	$250.00
Taxi	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	250.00	250.00	250.00	$1,250.00
Train	0.00	0.00	0.00	0.00	0.00	0.00	0.00	500.00	500.00	500.00	500.00	500.00	$2,500.00
Total Travel	0.00	0.00	0.00	0.00	0.00	0.00	0.00	4,050.00	4,050.00	4,050.00	4,050.00	4,050.00	$20,250.00
Travel Meals	0.00	0.00	0.00	0.00	0.00	0.00	0.00	500.00	500.00	500.00	500.00	500.00	$2,500.00
Web Site Hosting and URL	0.00	0.00	0.00	0.00	0.00	0.00	0.00	50.00	50.00	50.00	50.00	50.00	$250.00
Total Expenses	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$81,170.00	$51,170.00	$48,820.00	$47,970.00	$47,970.00	$277,100.00
Net Operating Income	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$ -81,170.00	$ -51,170.00	$ -48,820.00	$ -47,970.00	$ -47,970.00	$ -277,100.00
Net Income	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$ -81,170.00	$ -51,170.00	$ -48,820.00	$ -47,970.00	$ -47,970.00	$ -277,100.00

	Jan 2008	Feb 2008	Mar 2008	Apr 2008	May 2008	Jun 2008	Jul 2008	Aug 2008	Sep 2008	Oct 2008	Nov 2008	Dec 2008	Total
Income
Total Income													$0.00
Expenses
Advertising													$0.00
Printing-Business	0.00	0.00	0.00	0.00	0.00	0.00	0.00	500.00	500.00	500.00	500.00	500.00	$2,500.00
Web Development	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,000.00	1,000.00	1,000.00	0.00	0.00	$3,000.00
Total Advertising	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,500.00	1,500.00	1,500.00	500.00	500.00	$5,500.00
Bank Charges	0.00	0.00	0.00	0.00	0.00	0.00	0.00	50.00	50.00	50.00	50.00	50.00	$250.00
Computer/Phone	0.00	0.00	0.00	0.00	0.00	0.00	0.00	3,000.00	3,000.00	0.00	0.00	0.00	$6,000.00
Insurance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	500.00	500.00	500.00	500.00	500.00	$2,500.00
IT													$0.00
Data Storage	0.00	0.00	0.00	0.00	0.00	0.00	0.00	20.00	20.00	20.00	20.00	20.00	$100.00
Email	0.00	0.00	0.00	0.00	0.00	0.00	0.00	100.00	100.00	100.00	100.00	100.00	$500.00
Email Storage and Retention	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	150.00	150.00	$300.00
Total IT	0.00	0.00	0.00	0.00	0.00	0.00	0.00	120.00	120.00	120.00	270.00	270.00	$900.00
Legal & Professional Fees													$0.00
CPA Fees	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,500.00	1,500.00	1,500.00	$4,500.00
Legal Fees - MLB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	40,000.00	10,000.00	10,000.00	10,000.00	10,000.00	$80,000.00
Total Legal & Professional Fees	0.00	0.00	0.00	0.00	0.00	0.00	0.00	40,000.00	10,000.00	11,500.00	11,500.00	11,500.00	$84,500.00
Meals and Entertainment	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,000.00	1,000.00	1,000.00	1,000.00	1,000.00	$5,000.00
Other General and Admin Expenses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	250.00	250.00	250.00	$1,250.00
Payroll Expenses													$0.00
Payroll-Corp	0.00	0.00	0.00	0.00	0.00	0.00	0.00	26,000.00	26,000.00	26,000.00	26,000.00	26,000.00	$130,000.00
Total Payroll Expenses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	26,000.00	26,000.00	26,000.00	26,000.00	26,000.00	$130,000.00
Postage and Shipping	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	250.00	250.00	250.00	$1,250.00
Printing - Business	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	0.00	0.00	0.00	$500.00
Rent or Lease	0.00	0.00	0.00	0.00	0.00	0.00	0.00	2,500.00	2,500.00	2,500.00	2,500.00	2,500.00	$12,500.00
Software	0.00	0.00	0.00	0.00	0.00	0.00	0.00	600.00	600.00	150.00	150.00	150.00	$1,650.00
Stationery & Printing	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	0.00	0.00	0.00	$500.00
Telephone (Web)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	50.00	50.00	50.00	50.00	50.00	$250.00
Telephone-Cell	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	350.00	350.00	350.00	$1,550.00
Travel													$0.00
Air Fare	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,200.00	1,200.00	1,200.00	1,200.00	1,200.00	$6,000.00
Hotel	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,800.00	1,800.00	1,800.00	1,800.00	1,800.00	$9,000.00
Parking	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	250.00	250.00	250.00	$1,250.00
Reservation Fees	0.00	0.00	0.00	0.00	0.00	0.00	0.00	50.00	50.00	50.00	50.00	50.00	$250.00
Taxi	0.00	0.00	0.00	0.00	0.00	0.00	0.00	250.00	250.00	250.00	250.00	250.00	$1,250.00
Train	0.00	0.00	0.00	0.00	0.00	0.00	0.00	500.00	500.00	500.00	500.00	500.00	$2,500.00
Total Travel	0.00	0.00	0.00	0.00	0.00	0.00	0.00	4,050.00	4,050.00	4,050.00	4,050.00	4,050.00	$20,250.00
Travel Meals	0.00	0.00	0.00	0.00	0.00	0.00	0.00	500.00	500.00	500.00	500.00	500.00	$2,500.00
Web Site Hosting and URL	0.00	0.00	0.00	0.00	0.00	0.00	0.00	50.00	50.00	50.00	50.00	50.00	$250.00
Total Expenses	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$81,170.00	$51,170.00	$48,820.00	$47,970.00	$47,970.00	$277,100.00
Net Operating Income	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$ -81,170.00	$ -51,170.00	$ -48,820.00	$ -47,970.00	$ -47,970.00	$ -277,100.00
Net Income	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$ -81,170.00	$ -51,170.00	$ -48,820.00	$ -47,970.00	$ -47,970.00	$ -277,100.00